UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park – Building #9, Jerusalem, Israel 91481
(Address of principal executive offices)                       (Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report);

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of deltathree, Inc. (the “Company”) held on July 28, 2008, the Company’s stockholders approved, among other items, amendments to both the Company’s 2006 Non-Employee Director Stock Plan (the “2006 Plan”) and the Company’s 2004 Stock Incentive Plan (the “2004 Plan”). Pursuant to the amendment to the 2006 plan, the number of shares of restricted common stock, par value $0.01 per share (the “Common Stock”) of the Company, to be granted to eligible non-employee directors upon joining the board of directors and on an annual basis thereafter for serving as a director and for service on different committees of the board was increased to the numbers set forth in the 2006 Plan.  Pursuant to the amendment to the 2004 Plan, the number of shares of Common Stock for which awards may be granted under the plan was increased by 1,000,000 shares.

The brief summary of the amendments to the 2006 Plan and the 2004 Plan contained above is qualified in its entirety by reference to the full text of the respective plans. A copy of the amended and restated 2006 Plan is attached as Exhibit 10.1 hereto and a copy of the amended and restated 2004 Plan is attached as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
10.1	2006 Non-Employee Director Stock Plan (amended and restated as of July 28, 2008) (incorporated by reference to Appendix A of Amendment No.1 to Schedule 14A filed by the Company on June 19, 2008).
10.2	2004 Stock Incentive Plan (amended and restated as of July 28, 2008) (incorporated by reference to Appendix B of Amendment No.1 to Schedule 14A filed by the Company on June 19, 2008).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

Dated: July 28, 2008	By:	/s/ Peter Friedman
Peter Friedman
General Counsel and Secretary

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